Exhibit 107

Calculation of Filing Fee Table

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORM S-8

(Form Type)

DIH Holding US, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c) and 457(h)	4,300,000	$3.25	(2)		$13,975,500	0.0001476	$2,062.71
			Total Offering Amounts				$		0.0001476	$2,062.71
			Total Fees Previously Paid							0
			Total Fee Offsets							0
			Net Fees Due							$2,062.71

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the registrant’s Equity Incentive Plan (the “Plan”).

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based on the average of the high and low prices of the registrant’s common stock as reported by The Nasdaq Stock Market on July 12, 2024.